EXHIBIT 10.2

AMENDMENT NO. 2 TO FIRST AMENDED AND RESTATED
EXECUTIVE EMPLOYMENT AGREEMENT OF RICK L. WESSEL

This is the Second Amendment (“Second Amendment”) to the First Amended and Restated Executive Employment Agreement of Rick L. Wessel originally entered into as of October 16, 2007, as amended with Amendment No. 1 dated January 1, 2010, (the "Agreement"), by and between First Cash Financial Services, Inc. (the “Company”), a Delaware corporation, and Rick L. Wessel (the "Executive"). This Second Amendment shall apply prospectively and is effective as of July 23, 2013.

WHEREAS, Executive is presently serving the Company as an employee pursuant to the Agreement between the parties (said Agreement including all previous amendments and/or addenda, if any), and the parties desire to modify the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	In paragraph 4 of the Agreement, replace the term “December 31, 2015” with “December 31, 2018.”

2.	In paragraph 7(a) of the Agreement, replace the content of section (iii) with the following: “(iii) be payable at the annual rate of $963,040 beginning January 1, 2013.”

3.	Except as modified herein, the remainder of the Agreement shall remain unchanged.

EXECUTIVE ACKNOWLEDGES THAT HE HAS BEEN GIVEN THE OPPORTUNITY TO DISCUSS THIS FIRST AMENDMENT WITH HIS PRIVATE LEGAL COUNSEL AND HAS AVAILED HIMSELF OF THAT OPPORTUNITY.

FIRST CASH FINANCIAL SERVICES, INC.		EXECUTIVE

By:
	Mikel D. Faulkner	Rick L. Wessel
Chairman of the Compensation Committee